As  filed with the Securities and Exchange Commission on March 8,
1999.
                                      Registration No.  333-59939

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           ----------
                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                           ----------
                        INTEL CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

           Delaware                         94-1672743
(State or Other Jurisdiction of  (I.R.S. Employer Identification
Incorporation or Organization)               Number)

                 2200 Mission College Boulevard
       Santa Clara, California 95052-8119, (408) 765-8080
       (Address, including Zip Code, and Telephone Number
Including Area Code, of Registrant's Principal Executive Offices)

                   F. Thomas Dunlap, Jr., Esq.
                        INTEL CORPORATION
                 2200 Mission College Boulevard
       Santa Clara, California 95052-8119, (408) 765-8080
    (Name, Address, including Zip Code, and Telephone Number,
           Including Area Code, of Agent for Service)

                            Copy to:
                      Kenneth R. Lamb, Esq.
                     Lisa A. Fontenot, Esq.
                   Gibson, Dunn & Crutcher LLP
                      One Montgomery Street
                San Francisco, California  94104
                         (415) 393-8200

Approximate Date of Commencement of Proposed Sale to the Public:

From  time  to time after the effective date of this Registration
Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [] _____________________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  DEREGISTRATION OF SECURITIES

      The purpose of this Post-Effective Amendment No. 2 (this "Amendment") to the Registration Statement on Form S-3
(Registration No. 333-59939) (the "Registration Statement") of Intel Corporation, a Delaware corporation, is to deregister $80,290,000 principal amount of the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds, 1983 Series A and B (Intel Corporation Project), which principal amount constitutes those securities registered pursuant to the Registration Statement but not remarketed as of the date this Amendment is filed.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 5th day of March, 1999.



                              INTEL CORPORATION


                              By:  /s/F. Thomas Dunlap, Jr.
                                   ---------------------------
                                   F. Thomas Dunlap, Jr.
                                   Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933,
as   amended,  this  Post-Effective  Amendment  No.  2   to   the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        NAME                     TITLE                 DATE

*                     Chairman Emeritus,          Mar. 5, 1999
Gordon E. Moore       Director

*                     Chairman of the Board,      Mar. 5, 1999
Andrew S. Grove       Director

*                     Director, President and     Mar. 5, 1999
Craig R. Barrett      Chief Executive Officer
                      (Principal Executive
                      Officer)

*                     Director                    Mar. 5, 1999
John P. Browne

*                     Director                    Mar. 5, 1999
Winston H. Chen

*                     Director                    Mar. 5, 1999
D. James Guzy

*                     Director                    Mar. 5, 1999
Arthur Rock

*                     Director                    Mar. 5, 1999
Jane E. Shaw
                                                  Mar. 5, 1999
*                     Director
Leslie L. Vadasz

*                     Director                    Mar. 5, 1999
David B. Yoffie

*                     Director                    Mar. 5, 1999
Charles E. Young

*                     Senior Vice President and   Mar. 5, 1999
Andy D. Bryant        Chief Financial Officer
                      (Principal Financial
                      Officer and Principal
                      Accounting Officer)



*By:  /s/F. Thomas Dunlap, Jr.
      ---------------------------
     F. Thomas Dunlap, Jr.
     Attorney-in-Fact

March 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Intel Corporation/Post-Effective Amendment No. 2 to Form S-3
     Registration Statement

Ladies and Gentlemen:

Intel Corporation (the "Company") hereby submits for filing in electronic form the Company's Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form S-3
(Registration No. 333-59939) pursuant to Rule 415 of the Securities Act of 1933, as amended, relating to $110,000,000 aggregate principal amount Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority ("AFICA") Adjustable Rate Industrial Revenue Bonds, 1983 Series A and B (Intel Corporation Project) (the "Bonds").

The Amendment deregisters the principal amount of Bonds covered by the Registration Statement on Form S-3 which were not tendered for redemption pursuant to the terms of the Bonds and remarketed.

In addition, we request that effectiveness of this Amendment be accelerated to 9:00 a.m. (Washington, D.C. time) on March 10, 1999, or as soon thereafter as practicable.

If you have any questions about this filing, please contact me at
(408) 765-9771.

Please provide us in due course with an acceptance notice for this filing and this request for acceleration.

Very truly yours,

/s/Patrice C. Scatena
Senior Attorney

Enclosures

cc:  Lisa A. Fontenot, Esq.
     Kenneth R. Lamb, Esq.